                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20569

                              ---------------------

                                  FORM 8-A/A-3

                                 AMENDMENT NO. 3
                      To Registration Statement on Form 8-A
                             dated November 23, 1998
                                   relating to
                         Preferred Stock Purchase Rights

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          VARIAN MEDICAL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                  94-2359345
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

              3100 Hansen Way
              Palo Alto, CA                                94304-1000
----------------------------------------       ---------------------------------
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
To be so registered                               each class is to be registered
-------------------                               ------------------------------

Preferred Stock Purchase Rights                   Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Item 1 is hereby amended by adding the following paragraph:

                  On November 16, 2001, Varian Medical Systems, Inc. (the "Company") entered into an amendment (the "Third Amendment") to the Rights Agreement dated as of November 20, 1998 as amended, by the First Amendment dated April 1, 1999 and the Second Amendment dated August 17, 2001 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York ("First Chicago"), as Rights Agent. The Third Amendment, entered into by and among the Company, First Chicago and EquiServe Trust Company, N.A. ("EquiServe"), successor to First Chicago as Rights Agent (the "Rights Agent"), amends the Rights Agreement, effective as of November 16, 2001 to revise section
4.4 "Change of Rights Agent" of the Rights Agreement relative to the qualifications of the Rights Agent and to substitute EquiServe as the Rights Agent.

ITEM 2.  EXHIBITS.

                  Item 2 is hereby amended by adding new Exhibit 4 as follows:

Exhibit No.                Description
-----------                -----------

    (4) Third Amendment to Rights Agreement, dated as of November 16, 2001, between Varian Medical Systems, Inc., and First Chicago Trust Company of New York and EquiServe Trust, N.A., as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Amendment No. 3. to Registration Statement on Form 8-A/A-3 dated January 4, 2002, with respect to the New York Stock Exchange).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              VARIAN MEDICAL SYSTEMS, INC.



                              By:       /s/ Joseph B. Phair
                              Name:     Joseph B. Phair
                              Title:    Vice President, Administration, General
                                        Counsel and Secretary

Dated: January 4, 2002


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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

    (4) Third Amendment to Rights Agreement, dated as of November 16, 2001, between Varian Medical Systems, Inc., and First Chicago Trust Company of New York and EquiServe Trust, N.A., as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Amendment No. 3 to Registration Statement on Form 8-A/A-3 dated January 4, 2002 with respect to the New York Stock Exchange).